NEWS RELEASE 950 Echo Lane, Suite 100 Houston, TX 77024

AT GROUP 1:	President and CEO	Earl J. Hesterberg	(713) 647-5700

	Chief Financial Officer	John C. Rickel	(713) 647-5700

	Manager, Investor Relations	Kim Paper Canning	(713) 647-5700

AT Fleishman-Hillard:	Investors/Media	Russell A. Johnson	(713) 513-9515

FOR IMMEDIATE RELEASE
THURSDAY, MARCH 9, 2006

GROUP 1 AUTOMOTIVE ANNOUNCES MARCH CONFERENCE PRESENTATIONS

HOUSTON, March 9, 2006 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today announced that executive management has been invited to present at Stephens Inc. and Merrill Lynch conferences in March. The presentations will cover Group 1’s financial results and an overview of the company’s strategy.

Group 1 is scheduled to present at the 2006 Stephens Inc. Consumer Conference on March 14, at 11 a.m. EST at the Waldorf-Astoria Hotel in New York City. A live audio webcast, with a replay available for 30 days, as well as the slide presentation, will be accessible through the Investor Relations section of Group 1’s website at www.group1auto.com.

Merrill Lynch has also invited management to present at its 2006 Retailing Leaders Conference at the Pierre Hotel in New York City on March 22, at 11:20 a.m. EST. This conference will also have a slide presentation and live audio webcast, with a replay available for 14 days, accessible through the Investor Relations section of Group 1’s website at www.group1auto.com.

About Group 1 Automotive, Inc.
Group 1 owns 95 automotive dealerships comprised of 139 franchises, 31 brands and 30 collision service centers in California, Colorado, Florida, Georgia, Louisiana, Massachusetts, New Hampshire, New Jersey, New Mexico, New York, Oklahoma and Texas. Through its dealerships, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.